                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                   31-0838515
                                                                (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                                 43271-0181
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                              100 EAST BROAD STREET
                            COLUMBUS, OHIO 43271-0181
                ATTN: STEVEN M. WAGNER, DIRECTOR, (312) 407-1819
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                PULTE CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


           MICHIGAN                                              38-2766606
(STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)



         33 BLOOMFIELD HILLS PARKWAY, SUITE 200
         BLOOMFIELD HILLS, MICHIGAN                                   48304
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.


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                  7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 28th day of April, 2000.


                                   BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE

                                   BY /s/ STEVEN M. WAGNER
                                      --------------------------------
                                      STEVEN M. WAGNER
                                      DIRECTOR


         * Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).








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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                               April 28, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Pulte Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                  Very truly yours,

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                  BY: /s/ STEVEN M. WAGNER
                      ------------------------------------------
                        STEVEN M. WAGNER
                        DIRECTOR

                                    EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 12/31/99       State #:  391581    FFIEC 032
Address:                   100 Broad Street                   Vendor ID:  D             Cert #:  21377      Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                           DOLLAR AMOUNTS IN THOUSANDS   C300
                                                                                                                       ---------


ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCON
    a. Noninterest-bearing balances and currency and coin(1)...................            0081         123,692       1.a
    b. Interest-bearing balances(2)............................................            0071          17,687       1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............            1754               0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............            1773           5,860       2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                 1350         364,813       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCON
    RC-C)......................................................................            2122          58,020       4.a
    b. LESS: Allowance for loan and lease losses...............................            3123              10       4.b
    c. LESS: Allocated transfer risk reserve...................................            3128               0       4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCON
    reserve (item 4.a minus 4.b and 4.c).......................................            2125          58,010       4.d
5.  Trading assets (from Schedule RD-D)........................................            3545               0       5
6.  Premises and fixed assets (including capitalized leases)...................            2145          22,547       6.
7.  Other real estate owned (from Schedule RC-M)...............................            2150               0       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................            2130               0       8.
9.  Customers' liability to this bank on acceptances outstanding...............            2155               0       9.
10. Intangible assets (from Schedule RC-M).....................................            2143          27,151      10.
11. Other assets (from Schedule RC-F)..........................................            2160         141,759      11.
12. Total assets (sum of items 1 through 11)...................................            2170         761,519      12.



(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.



Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date:  12/31/99      State #:  391581   FFIEC 032
Address:                   100 East Broad Street              Vendor ID:  D             Cert #"  21377     Page RC-2
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003
